Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Merlin, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(a)	10,421,043	$10.50	$109,420,951.50	0.0001381	$15,111.03
Fees to be Paid	Equity	Common Stock	(2)	457(a)	7,453,388	10.50	78,260,574.00	0.0001381	10,807.79
Fees to be Paid	Equity	Common Stock	(3)	457(a)	157,739,111	10.50	1,656,260,665.50	0.0001381	228,729.60
Fees to be Paid	Equity	Preferred Stock	(4)	457(a)	736,744	12.00	8,840,928.00	0.0001381	1,220.93
Fees to be Paid	Equity	Warrants	(5)	457(a)	760,232	$12.00	$9,122,784.00	0.0001381	$1,259.86

Total Offering Amounts:							$1,861,905,903.00		257,129.21
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$257,129.21

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 10,421,043 shares of Common Stock issuable by the Company upon the conversion of 10,244,861 shares of Series A Preferred Stock, taking into account for this purpose, payment-in-kind dividends through April 3, 2029 and assuming, solely for this purpose a conversion price of $5.00 and the number of shares of Common Stock underlying such shares of Series A Preferred Stock is 35,112,293, which amount represent a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares Series A Preferred Stock. The remaining 24,691,250 shares of Common Stock were registered on the Prior Registration Statement and are included on Table 3 below.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Series A Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($11.4899) and low ($9.51) sales prices of the Common Stock as reported on the Nasdaq Stock Market on April 10, 2026, which date is within five business days prior to filing this Registration Statement.
(2)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 7,479,388 shares of Common Stock including (i) 75,000 shares of Common Stock issuable to Cohen & Company Securities, LLC (ii) 25,000 shares of Common Stock issuable to Outside The Box Capital Inc. and (iii) 7,353,388 shares of Common Stock issuable upon the exercise of options to purchase Common stock.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Series A Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($11.4899) and low ($9.51) sales prices of the Common Stock as reported on the Nasdaq Stock Market on April 10, 2026, which date is within five business days prior to filing this Registration Statement.
(3)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents up to 157,739,111 shares of Common Stock held by or issuable to the Selling Securityholders consisting of (i) 8,800,833 shares of Common Stock held by Bleichroeder Sponsor 1 LLC (ii) up to 35,112,293 shares of Common Stock issuable to certain Selling Securityholders upon conversion of 10,244,861 shares of Series A Preferred Stock issued as consideration in the Merger (as defined herein) to the holders of Pre-Funded Convertible Notes (assuming, solely for this purpose, a $5.00 conversion price and taking into account accrued interest through April 3, 2029), which amount represents a good-faith estimate of the maximum amount of shares of Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock (iii) up to 24,248,102 shares of Common Stock issuable to certain Selling upon the exercise of Series A Warrants issued as consideration in the Merger to the holders of Pre-Funded Warrants (assuming, solely for this purpose, a $5.00 exercise price), which amount represents a good-faith estimate of the maximum amount of shares of Common Stock that may become issuable upon exercise of such Series A Warrants (iv) up to 39,313,276 shares of Common Stock issuable to certain Selling Securityholders upon conversion of 11,470,590 shares of Series A Preferred Stock purchased by the PIPE Investors, (assuming, solely for this purpose, a $5.00 conversion price and taking into account accrued interest through April 3, 2029), which amount represents a good-faith estimate of the maximum amount of shares of Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock (v) up to 26,529,418 shares of Common Stock issuable to certain Selling Securityholders upon exercise of certain Series A Warrants, (assuming, solely for this purpose, a $5.00 exercise price), which amount represents a good-faith estimate of the maximum amount of shares of Common Stock that may become issuable upon exercise of such Series A Warrants (vi) 23,696,509 shares of Common Stock issued as consideration in the Merger to certain of the holders of Pre-Funded Convertible Notes.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Series A Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($11.4899) and low ($9.51) sales prices of the Common Stock as reported on the Nasdaq Stock Market on April 10, 2026, which date is within five business days prior to filing this Registration Statement.
(4)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents 736,744 shares of Series A Preferred Stock held by certain of the Selling Securityholders.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the Securities Act, on the basis of the exercise price of the Series A Warrants and the conversion price of the Series A Preferred Stock of $12.00.
(5)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents 760,232 Series A Warrants held by certain of the Selling Securityholders.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the Securities Act, on the basis of the exercise price of the Series A Warrants and the conversion price of the Series A Preferred Stock of $12.00.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock	(1)	24,691,250	$32,651,469.26	S-4	333-292719	02/12/2026
Equity	Common Stock	(2)	24,248,102	121,240,848.78	S-4	333-292719	02/12/2026

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Prospectus Note(s):

(1)	Represents up to 24,691,250 shares of Common Stock that were previously registered on the Prior Registration Statement, issuable upon conversion of 10,288,021 shares of Series A Preferred Stock that were previously issued pursuant to the Prior Registration Statement, and assuming, solely for this purpose a conversion price of $5.00.

No registration fee is payable in connection with the securities previously registered on the Prior Registration Statement because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” of this Registration Statement on Form S-1.
(2)	Represents up to 24,248,102 shares of Common Stock that were previously registered on the Prior Registration Statement, issuable upon exercise of Series A Warrants.

No registration fee is payable in connection with the securities previously registered on the Prior Registration Statement because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” of this
Registration Statement on Form S-1.